Exhibit 10.85

FORM OF
INDEMNITY ESCROW AGREEMENT

This INDEMNITY ESCROW AGREEMENT (this “Escrow Agreement”) is entered into as of this       day of July, 2004 by and between Southern Iowa Gaming Co., an Iowa corporation, St. Joseph Riverboat Partners, a Missouri general partnership and Mark Twain Casino, L.L.C., a Missouri limited liability company (collectively, and together with their respective affiliates, “Seller”), Herbst Gaming, Inc., a Nevada corporation, (together with its affiliates, “Buyer”) and Lawyers Title of Arizona (“Escrow Agent”).

Recitals

WHEREAS, concurrently herewith, Seller and Buyer, or their designated affiliates, as the case may be, are entering into those certain Asset Purchase and Sale Agreements (the “Agreements”), copies of which are attached hereto as Exhibits A, B and C and by this reference incorporated herein.

WHEREAS, as a material inducement to execute and deliver the Agreements and as a condition to the consummation of the transactions contemplated by the Agreements, Seller has agreed to indemnify, defend and hold harmless the Buyer Indemnitees from and against certain Damages in accordance with the Agreements.

WHEREAS, As security for the Seller’s indemnity obligations under the Agreements, Seller has agreed to establish an escrow account for the purposes of providing funding for Seller’s Secured Indemnity Obligations.

WHEREAS, Buyer and Seller now desire to evidence their agreement regarding the disbursement of the Indemnity Fund (as defined below) pursuant to the terms of this Escrow Agreement.

Agreements

NOW THEREFORE, for and in consideration of the mutual covenants and promises contained herein and in the Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Escrow Agent, Seller and Buyer hereby agree as follows:

1.                                       Defined Terms.  Capitalized terms used in this Escrow Agreement without definition shall have the meanings ascribed to them in the Agreements, and in the event of any conflict among the Agreements, the meanings ascribed to them in the Southern Iowa Gaming Agreement that is attached hereto as Exhibit A.

2.                                       Appointment of Escrow Agent.  Buyer and Seller hereby appoint the Escrow Agent to act as escrow agent hereunder and the Escrow Agent agrees to act as such.

Indemnity Escrow Agreement

3.                                       Establishment of the Indemnity Fund.  (a)  At the Closing, Seller shall deposit (or cause to be deposited) with the Escrow Agent (A) the sum of $7,187,500 in cash (the “Cash Security Deposit”) and (B) an irrevocable letter of credit in the amount of $7,187,500 (the “Seller Letter of Credit”, and together with the Cash Security Deposit, the “Indemnity Escrow Amount”), in accordance with the terms of Section 18.4 of each of the Agreements.  The Escrow Agent shall promptly acknowledge in writing to Buyer and Seller receipt thereof.

(b)                                 The Escrow Agent shall hold the Indemnity Escrow Amount and all interest and other amounts earned thereon (collectively, as it shall exist from time to time, the “Indemnity Fund”), in escrow pursuant to the terms hereof.  Upon receipt of any cash representing any portion of the Escrow Amount, whether on the Effective Date or upon any drawdown of the Seller Letter of Credit, the Escrow Agent agrees to deposit such portion of the Indemnity Escrow Amount in a separate special interest-bearing account in a federally chartered bank with security for the amount of the Indemnity Escrow Amount in excess of the federally insured amount (the “Escrow Account”).  At no time shall any portion of the Indemnity Fund be invested in either Buyer or Seller, or in any affiliate of either of them.

4.                                       Payments from the Indemnity Fund.  (a)  Buyer shall initiate a claim against the Indemnity Fund by delivering to the Seller, with a copy to the Escrow Agent, a written notice (an “Indemnification Notice”, or in the case of an Unliquidated Claim, an “Unliquidated Claim Notice”), which Indemnification Notice, or Unliquidated Claim Notice, as the case may be, shall:

(i)                                     state that the Buyer or the Buyer Indemnitee to which such claim relates is entitled to indemnification under one or more of the Agreements and has paid or incurred one or more Damages (each a “Covered Damage”) that satisfy the indemnification limitation provisions set forth in Section 18.3 of the relevant Agreement or Agreements;

(ii)                                  state in good faith either (A) in the case of an Indemnification Notice, the aggregate amount of each such Covered Damage or (B) in the case of an Unliquidated Claim Notice, an estimate of the aggregate amount of each such Covered Damage (the amount so stated pursuant to this Section 4(a)(ii), the “Indemnification Amount”);

(iii)                               state in good faith the amount of cash necessary to satisfy such Covered Damages (which in the case of an Unliquidated Claim Notice shall be 110% of the Indemnification Amount); and

(iv)                              specify in reasonable detail the nature and basis of each such Covered Damage, including the identity of the parties known to be involved.

(b)                                 If the Seller shall object in good faith to any portion of any Indemnification Amount specified in any Indemnification Notice, the Seller shall, within thirty (30) days after receipt (or deemed receipt pursuant to Section 10 hereof) by the Seller from Buyer of such Indemnification Notice, deliver to the Escrow Agent, with a copy to Buyer, a certificate, executed by the Seller (a “Certificate of Objections”),

(i)                                     specifying each such amount to which the Seller objects in good faith; and

(ii)                                  specifying in reasonable detail the nature and basis for each such good faith objection.

(c)                                  If the Escrow Agent shall not have received a Certificate of Objections objecting to an Indemnification Amount on or prior to the thirtieth (30th) day after receipt (or deemed receipt pursuant to Section 10 hereof) by the Seller of an Indemnification Notice specifying such Indemnification Amount, the Seller shall be deemed to have acknowledged that the Indemnification Amount claimed on such Indemnification Notice is correct and final and the Escrow Agent shall thereafter transfer to or to the order of Buyer out of the Indemnity Fund an amount of cash equal to the Indemnification Amount set forth in the Indemnification Notice, provided that no such transfer shall be made with respect to any Unliquidated Claim Notice unless Buyer shall, within sixty (60) days after the final determination of the Indemnification Amount estimated in such Unliquidated Claim Notice, have filed an Indemnification Notice setting forth the liquidated Indemnification Amount.

(d)                                 If the Escrow Agent receives, on or prior to the thirtieth (30th) day after receipt (or deemed receipt pursuant to Section 10 hereof) by the Seller of an Indemnification Notice, a Certificate of Objections objecting to the Indemnification Amount specified in such Indemnification Notice, or any portion thereof, the portion not objected to shall be distributed to or upon the order of Buyer out of the Indemnity Fund and the portion so objected to shall be held by the Escrow Agent and shall not be released from the Indemnity Fund, except in accordance with either:

(i)                                     a written memorandum pursuant to Section 5(a) hereof, executed by an authorized signatory of each of Buyer and the Seller, or

(ii)                                  written instructions executed by an authorized signatory of each of Buyer and the Seller and a copy of the final judgment of the arbitrator having jurisdiction over the matters relating to the claim, as provided in Section 5, upon receipt of which the Escrow Agent shall distribute to or upon the order of Buyer the amount (if any) by which the amount provided for in the written memorandum or judgment, as the case may be, exceeds the amount not objected to and previously distributed in accordance with this Section 4(d).

(e)                                  In the event that at the time for any payment to be made by the Escrow Agent to Buyer pursuant to this Escrow Agreement there shall be insufficient cash in the Indemnity Fund for such payment to be made, the Escrow Agent shall make a draw down against the Seller Letter of Credit, in accordance with the terms thereof, in such amount as shall be necessary to satisfy such payment obligation, and shall disburse the cash proceeds of such draw down in accordance with the terms of this Escrow Agreement.  In any event, within two business days prior to the expiration of the Seller Letter of Credit, if an Indemnification Notice has been filed and (i) either (A) a Certificate of Objections has been filed with respect to such Indemnification Notice, but the Damages the subject thereof have not been resolved, or (B) the period for filing a Certificate of Objections has not expired, and (ii) there would be insufficient cash in the Indemnity Fund to satisfy the sum of the amount of the Damages specified in such Indemnification Notice plus the aggregate amount of all Damages that are the subject of previously filed Indemnification Notices and that have not as of such date been resolved, then the Escrow Agent shall make a draw down against the Seller Letter of Credit in such an amount as would be sufficient, when aggregated with the amount of cash then held by the Escrow Agent in the Indemnity Fund, to permit the payment in cash of all unpaid, and 110% of all unresolved, Damages, and the cash proceeds of such draw down shall become part of the Indemnity Fund and shall be disbursed in accordance with the terms of this Escrow Agreement.

(f)                                    On the date that is six (6) months after the Closing Date (the “First Payout Date”), Escrow Agent shall make a distribution from the cash amounts then held by the Escrow Agent to Seller and/or permit the Seller to make a reduction in the face amount of the Seller Letter of Credit, if any, in accordance with the following:

(i)                                     To the extent that 50% of the amount of the Cash Security Deposit as of the Closing Date exceeds the sum of (x) all amounts theretofore paid out pursuant to this Section 4 (the “First Paid Out Amount”), and (y) 110% of the cumulative Indemnification Amounts claimed by Buyer in all Indemnification Notices and Unliquidated Claim Notices that Buyer has delivered to Seller by the First Payout Date, but which have not already been paid out or otherwise resolved (such amount, together with the First Paid Out Amount is referred to as “First Indemnification Amount”), the Escrow Agent shall make a cash distribution of such excess to the Seller, and the Seller shall be authorized to effect, and the Escrow Agent shall permit, a reduction in the face amount of the Seller Letter of Credit by 50% of the face amount as of the Closing Date of the Seller Letter of Credit.

(ii)                                  If, however, the First Indemnification Amount exceeds 50% of the amount as of the Closing Date of the Cash Security Deposit but is less than 50% of the amount as of the Closing Date of the Indemnity Escrow Amount, then no cash distribution shall be made to Seller, and the Seller shall be authorized to effect, and the Escrow Agent shall permit, a reduction in the face amount of the Seller Letter of Credit by an amount equal to the difference of (x) 50% of the face amount as of the Closing Date of the Seller Letter of Credit, less (y) the amount of any such excess.

(iii)                               If the First Indemnification Amount exceeds 50% of the amount of the Indemnity Escrow Amount as of the Closing Date, then the Escrow Agent shall not make any cash distributions nor shall Seller be authorized to effect, nor shall the Escrow Agent permit, any reduction in the face amount of the Seller Letter of Credit.

(g)                                 On the date that is one (1) year after the Closing Date (the “Second Payout Date”), the Escrow Agent shall make a distribution from the cash amounts then held by the Escrow Agent to Seller and/or permit the Seller to make a reduction in the face amount of the Seller Letter of Credit, if any, in accordance with the following:

(i)                                     To the extent that 75% of the amount as of the Closing Date of the Cash Security Deposit exceeds the sum of (x) all amounts theretofore paid out in satisfaction of Damages pursuant to this Section 4 (the “Second Paid Out Amount”), and (y) 110% of the cumulative Indemnification Amounts claimed by Buyer in all Indemnification Notices and Unliquidated Claim Notices which Buyer has delivered to Seller by the Second Payout Date, but which have not already been paid out or otherwise resolved (the said amount, together with Second Paid Out Amount is referred to as “Second Indemnification Amount”), the Escrow Agent shall make a cash distribution of such excess to the Seller, and the Seller shall be authorized to effect, and the Escrow Agent shall permit, a reduction in the face amount of the Seller Letter of Credit by an amount equal to 25% of the face amount as of the Closing Date of the Seller Letter of Credit.

(ii)                                  If, however, the Second Indemnification Amount exceeds 75% of the amount as of the Closing Date of the Cash Security Deposit but is less than 75% of the amount as of the Closing Date of the Indemnity Escrow Amount, then no cash distribution shall be made to Seller, and Seller shall be authorized to effect, and the Escrow Agent shall permit, a reduction in the face amount of the Seller Letter of Credit by an amount equal to the difference of (x) 25% of the face amount as of the Closing Date of the Seller Letter of Credit, less (y) the amount of any such excess.

(iii)                               If the Second Indemnification Amount exceeds 75% of the amount of the Indemnity Escrow Amount as of the Closing Date, then the Escrow Agent shall not make any distributions from the Cash Security Deposit nor shall Seller be authorized to effect, nor shall the Escrow Agent permit, any reduction in the face amount of the Seller Letter of Credit.

(h)                                 On the date that is eighteen (18) months after the Closing Date (the “Third Payout Date”), the Escrow Agent shall make distributions from the cash amounts then held by the Escrow Agent and/or authorize the Seller to make a reduction in the face amount of the Seller Letter of Credit, if any, in accordance with the following:

(i)                                     To the extent that the amount of cash then remaining in the Indemnity Fund exceeds 110% of the cumulative Indemnification Amounts claimed by Buyer in all Indemnification Notices and Unliquidated Claim Notices which Buyer has delivered to Seller by the Third Payout Date, but which have not already been paid out or otherwise resolved by the Third Payout Date (such amount is referred to as “Final Indemnification Amount”), Escrow Agent shall distribute such excess (A) first, in satisfaction of all resolved but unpaid Damages, and (B) second to Seller, and Seller shall be authorized to effect, and the Escrow Agent shall permit, the cancellation of the Seller Letter of Credit.

(ii)                                  If, however, the Final Indemnification Amount exceeds the amount of cash then remaining in the Indemnity Fund but is less than the aggregate amount of the Indemnity Fund, then no distribution of cash shall be made to Seller from the Indemnity Fund, and the Seller shall be authorized to effect, and the Escrow Agent shall permit, a reduction in the face amount of the Seller Letter of Credit by an amount equal to the difference of (x) the face amount then outstanding of the Seller Letter of Credit, less (y) the amount of any such excess.

(iii)                               If the Final Indemnification Amount exceeds the amount then remaining in the Indemnity Fund, then no distribution of cash shall be made to Seller from the Indemnity Fund, nor shall Seller be authorized to effect, nor shall the Escrow Agent permit, any reduction in the face amount, or cancellation, of the Seller Letter of Credit.

(i)                                     Upon the termination of this Escrow Agreement in accordance with Section 9, the Escrow Agent shall promptly liquidate any investments of the Indemnity Fund and distribute to the Seller the sum of the resulting cash and other property, and the Seller shall be authorized to effect, and the Escrow Agent shall permit, the cancellation of the Seller Letter of Credit.

(j)                                     Notwithstanding any other provision of this Escrow Agreement to the contrary, at any time prior to the termination of this Escrow Agreement, the Escrow Agent shall, if so instructed in writing signed by Buyer and the Seller, pay from the Indemnity Fund, as instructed, to or upon the order of Buyer, as directed in such writing, the amount of cash or other property so instructed.

5.                                       Resolution of Conflicts.  (a)  In case the Seller shall timely object in writing to any claim or claims by Buyer made in any Indemnification Notice, as provided in Section 4(b) hereof, the Seller and Buyer shall attempt in good faith for forty-five (45) days following delivery of the Certificate of Objections to agree upon the rights of the respective parties with respect to each of such claims.  If the Seller and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by an authorized signatory of both parties and shall be delivered to the Escrow Agent.  The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute amounts from the Indemnity Fund in accordance with the terms thereof.

(b)                                 If no such agreement can be reached in accordance with the provisions of Section 5(a), either Buyer or the Seller may, by written notice to the other, with a copy to the Escrow Agent, demand arbitration of the matter in accordance with the provisions of Section 11 of this Escrow Agreement, unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration.  The decision of the arbitrator as to the validity and amount of any claim in such Indemnification Notice shall be binding and conclusive upon the parties to this Escrow Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Indemnity Fund in accordance therewith.

6.                                       Taxes.  (a)  The parties agree to treat the Indemnity Fund as owned by Seller and not received by Buyer, in all cases to the extent not paid to Buyer pursuant to Section 4 hereof, and to file all Tax Returns on a basis consistent with such treatment.

(b)                                 All dividends, distributions, interest and gains earned or realized on the amounts in the Indemnity Fund (“Earnings”) shall be treated as having been received by Seller for United States federal income tax purposes.  Unless otherwise required by law, the parties agree that, for United States federal income tax purposes, Seller shall report Earnings as its income.

(c)                                  Any disbursement of amounts in the Indemnity Fund to Buyer shall be treated for United States federal income tax purposes as consisting, in part, of imputed interest on the amount of such payment from the date of this Escrow Agreement until the date of payment in accordance with the Code and Treasury Regulations promulgated thereunder.

(d)                                 Seller shall timely file information statements with the IRS (to the extent required by law).  Seller may require Buyer to provide Seller with an IRS Form W-9 or W-8BEN, as applicable, and any other forms and documents that Seller may reasonably request to complete such information returns and payee statements (collectively, the “Tax Reporting Documentation”).  The parties hereto understand that if such Tax Reporting Documentation is not provided to Seller, then Seller may be required by the Code to withhold a portion of any imputed interest or other payments made to Buyer.  All tax withheld pursuant to this subsection (d) shall be treated as having been paid to the person from whom such amounts were withheld for purposes of determining any further amounts to which such person is entitled hereunder.

7.                                       Assignment of Rights to the Indemnity Fund; Assignment of Obligations; Successors.  This Escrow Agreement may not be assigned by operation of law or otherwise without the express written consent of Buyer and Seller (which consent may be granted or withheld in their sole discretion), and any assignment in violation of this requirement shall be void; provided, however, any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor Escrow Agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act, provided such corporation or association is a bank or trust company having a corporate trust office in Phoenix, Arizona and assets in excess of $100 million.  This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

8.                                       Escrow Agent.  (a)  Except as expressly contemplated by this Escrow Agreement or by joint written instructions from Buyer and Seller, the Escrow Agent shall not sell, transfer or otherwise dispose of, in any manner, all or any portion of the Indemnity Fund, except pursuant to an order of a court of competent jurisdiction.

(b)                                 The duties and obligations of the Escrow Agent shall be determined solely by this Escrow Agreement, and the Escrow Agent shall not be liable except for the performance or non-performance of such duties and obligations as are specifically set forth in this Escrow Agreement.

(c)                                  In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument.  The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Escrow Agreement has been duly authorized to do so.

(d)                                 The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder while acting in good faith and in the exercise of reasonable judgment.  The Escrow Agent may consult with independent counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the reasonable opinion of such counsel.

(e)                                  The Escrow Agent shall have no duty as to the collection or protection of the Indemnity Fund or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.

(f)                                    As compensation for its services to be rendered under this Escrow Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Escrow Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Escrow Agreement and the carrying out of its duties under this Escrow Agreement.  All such fees and expenses shall be paid by Seller.

(g)                                 The Escrow Agent may at any time resign by giving thirty (30) days’ prior written notice of resignation to Buyer and Seller.  Buyer and Seller may at any time jointly remove the Escrow Agent by giving twenty (20) days’ prior written notice signed by each of them to the Escrow Agent.  If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank, title insurance company, or trust company having a corporate trust office in Phoenix, Arizona or St. Joseph, Missouri and assets in excess of $100 million, and which shall be reasonably acceptable to Buyer, shall be appointed by Seller by written instrument executed by Seller and Buyer and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder by such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of Seller, Buyer or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Indemnity Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent.  If no successor Escrow Agent shall have been appointed within thirty (30) days of a notice of resignation by the Escrow Agent, the Escrow Agent’s sole responsibility shall thereafter be to hold the Indemnity Fund until the earlier of its receipt of designation of a successor Escrow Agent, a joint written instruction by Buyer and Seller and termination of this Escrow Agreement in accordance with its terms.

(h)                                 In the event of any disagreement (other than as evidenced by a Certificate of Objections) between any of the parties (other than Escrow Agent) to this Escrow Agreement, or between them or any of them and any other person or entity resulting in conflicting or adverse claims or demands being made in connection with the Indemnity Fund, or in the event that Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, Escrow Agent at its option may refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and, in any such event, Escrow Agent shall not be or become liable in any way or to any person or entity for its failure or refusal to act, and Escrow Agent shall be entitled to either;

(i)                                     continue so to refrain from acting until (A) the rights of all parties shall have been determined by a final and unappealable order of a court of competent jurisdiction or by a final and unappealable award of arbitrators, or (B) all differences shall have been resolved by agreement among all of the interested persons or entities, and Escrow Agent shall have been notified thereof in writing signed by all such persons or entities, or

(ii)                                  file an interpleader action in any court of competent jurisdiction.

(i)                                     Buyer and Seller shall jointly and severally indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax (other than any tax associated with the receipt by the Escrow Agent of fees, expenses and other payments hereunder), liability and expense that may be incurred by Escrow Agent arising out of or in connection with its duties, obligations or performance as Escrow Agent hereunder, except as caused by Escrow Agent’s gross negligence or willful misconduct, including the legal costs and expenses of bringing an interpleader action pursuant to Section 8(h)(ii) of this Escrow Agreement and of defending itself against any claim or liability in connection with its performance or non-performance hereunder.  The terms of this Section 8(i) shall survive the termination of this Escrow Agreement and, with respect to claims arising in connection with Escrow Agent’s duties while acting as such, the resignation or removal of Escrow Agent.

9.                                       Termination.  This Escrow Agreement shall terminate (the “Termination Date”) on the earlier of: (a) two (2) business days following the distribution of all amounts that are distributable with respect to the Final Indemnification Amount set forth in the Final Officer’s Certificate delivered prior to the date set forth in Section 4(h) hereof, or, if no Final Officer’s Certificate shall have been delivered prior to the date set forth in Section 4(h), such date in Section 4(h), and (b) the date on which there are no funds or other property remaining in the Indemnity Fund.

10.                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified or delivery by facsimile (with acknowledgment of complete transmission), (b) one (1) business day after the business day of deposit with a nationally recognized overnight courier service for next day delivery, freight prepaid, or (c) three (3) business days after deposit with the United States Post Office for delivery by registered or certified mail, postage prepaid.  Any such communication shall be addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	If to Buyer:	Herbst Gaming Inc.
5195 Las Vegas Blvd.
Las Vegas, Nevada 89118
Attention: Ed Herbst and Sean Higgins

	With a copy to:	Gibson, Dunn & Crutcher, LLP
333 S. Grand Avenue
Los Angeles, California 90071-3197
Attention: Peter Ziegler

(ii)	If to Seller:	to the address set forth for such Seller in the relevant Agreement at Exhibit A, B or C, as the case may be.

	With a copy to:	Howard Grace
7575 North 16th Street
Suite 1
Phoenix, Arizona 85020

(iii)	If to Escrow Agent:	Lawyers Title of Arizona
1850 North Central Avenue, Suite 125
Phoenix, Arizona 85004-4590
Attention: Sandy Butler

11.                                 Arbitration.  Any and all questions, disputes or controversies arising in connection with this Escrow Agreement (with the exception of any remedy seeking equitable relief which shall not be subject to this Section 11), in interpretation, application, performance, nonperformance of any instructions executed and delivered hereunder (collectively “Disputes”) shall, at the demand of any party hereto, be determined by arbitration.  Buyer and Seller shall appoint a single arbitrator (“Arbitrator”) who is licensed by the American Arbitration Association (“AAA”) to arbitrate such Disputes.  In the event Buyer and Seller cannot agree on the selection of the Arbitrator, each party shall select one Arbitrator who shall together select the single Arbitrator who shall arbitrate the matter.  Upon making a determination with respect to any dispute, the Arbitrator shall submit a written decision on each such Dispute to Seller and Buyer.  Any determination by the Arbitrator with respect to any Disputes shall be final and binding on each party to this Escrow Agreement.  The forum for any arbitration will be Los Angeles, California.  The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA as in effect for commercial arbitrations conducted by the AAA.  Seller and Buyer agree that the costs of the Arbitrator shall be borne as determined by the Arbitrator.  Judgment upon the award of the Arbitrator may be entered in any Court having jurisdiction thereof.

12.                                 Governing Law.  This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona applicable to contracts executed and to be performed entirely within that State.  Any controversy or claim arising out of or relating to this Escrow Agreement or a breach hereof shall be settled in accordance with the arbitration provisions set forth in Section 11 of this Escrow Agreement.

13.                                 Amendments.  This Escrow Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Buyer, Seller and the Escrow Agent or (b) by a waiver in accordance with Section 14 of this Escrow Agreement.

14.                                 Waiver.  Buyer, Seller and the Escrow Agent may (a) extend the time for the performance of any obligation or other act of any other party hereto or (b) waive compliance with any agreement or condition contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Buyer, in the case of a waiver or extension by Buyer, Seller, in the case of a waiver or extension by Seller, or the Escrow Agent, in the case of a waiver or extension by the Escrow Agent.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Escrow Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

15.                                 Severability.  In the event that any provision of this Escrow Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Escrow Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  Buyer, Seller and the Escrow Agent further agree to use commercially reasonable efforts to replace such void or unenforceable provision of this Escrow Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

16.                                 Entire Agreement; No Third-Party Beneficiaries.  This Escrow Agreement, the Agreements and the Deposit Escrow Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Escrow Agreement.  This Escrow Agreement is not intended to confer upon any Person other than the parties any rights or remedies.

17.                                 Counterparts.  This Escrow Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

***Signature Pages Follow***

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first written above.

BUYER

Herbst Gaming, Inc.,
a Nevada corporation

By:
Name:
Title:

ESCROW AGENT

Lawyer’s Title of Arizona

By:
Name:
Title:

SELLER

Southern Iowa Gaming Co.,
an Iowa corporation

By:
Name:
Title:

St. Joseph Riverboat Partners,
a Missouri general partnership

By:	Continental Gaming, Inc.,
a Missouri corporation,
its managing partner

By:
Name:
Title:

Mark Twain Casino, L.L.C.,
a Missouri limited liability company

By:	Cardinal Gaming, Inc.,
a Missouri Corporation, its manager

By:
Name:
Title:

SCHEDULE A

1.                                       The Escrow Agent shall be paid a one-time fee of Three Hundred Dollars ($300.00) upon receipt of the Cash Security Deposit.

2.                                       The Escrow Agent shall be paid a one-time fee of Twenty Five Dollars ($25.00) with respect to each check issued by the Escrow Agent in connection with any partial or full release or payment of cash funds held by the Escrow Agent pursuant to the terms of this Escrow Agreement.

A-1